
                                 Statement Re:
                   Computations of Per share Earnings (Loss)


                                                    December 31,  December 31,   December 31,
                                                    -----------   -----------    -----------
                                                       1996          1995           1994
                                                    -----------   -----------    -----------
Primary
       Average shares outstanding                     9,998,770     9,866,260      9,849,505
       Net effect of dilutive stock options-based
           on the treasury stock method using
           average market price                         509,910          --             --
                                                    -----------   -----------    -----------
       Total                                         10,508,680     9,866,260      9,849,505

       Net income (loss)                            $ 1,217,559   $  (983,027)   $(2,232,886)
                                                    ===========   ===========    ===========

       Per share amount                             $      0.12   $     (0.10)   $     (0.23)
                                                    ===========   ===========    ===========

Fully Diluted
       Average shares outstanding                     9,998,770     9,866,260      9,849,505
       Net effect of dilutive stock options-based
           on the treasury stock method using the
           period-end market price if higher than
           average market price                         540,229          --             --
                                                    -----------   -----------    -----------
       Total                                         10,538,999     9,866,260      9,849,505

       Net income (loss)                            $ 1,217,559   $  (983,027)   $(2,232,886)
                                                    ===========   ===========    ===========

       Per share amount                             $      0.12   $     (0.10)   $     (0.23)
                                                    ===========   ===========    ===========